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                                                                Exhibit 3.1
                                                                -----------

                                      FORM

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        MEDCOHEALTH SOLUTIONS, INC.

     1. Merck-Medco Managed Care, L.L.C. (the "Company") was previously formed as a limited liability company organized under the Limited Liability Company Act of the State of Delaware.

     2. The conversion of the Company to the corporation (the "Conversion") pursuant to Section 265 of the Delaware General Corporation Law (the "DGCL"), and this certificate of incorporation, were duly approved and authorized in the manner provided for by the Limited Liability Company Operating Agreement of the Company, the agreement governing the internal affairs of the Company and the conduct of its business, in accordance with Section 265(g) of the DGCL.

     3. Merck & Co., Inc. ("Merck") is the sole member of the Company.

     Upon the filing of this certificate of incorporation and a certificate of conversion with respect to the Conversion with the office of the Secretary of State of the State of Delaware in accordance with Section 265(b) of the DGCL, the Conversion of the Company to the corporation shall be effective (such time, "the Effective Time") and the certificate of incorporation of the corporation shall be as follows:

          FIRST. The name of the corporation is: MedcoHealth Solutions, Inc.

          SECOND. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

          FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is ____________, of which ____________ shares with the par value of $0.01 per share shall constitute a class designated as Common Stock and ____________shares with the par value of $0.01 per share shall constitute a class designated as Preferred Stock. Shares of Preferred Stock may be issued in one or more series from time to time. The board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the shares of each series of Preferred Stock (with respect to each series of Preferred Stock, the "Preferred Stock Designation").

          Upon the Effective Time, the membership interest in the Company held by Merck shall, without any action on the part of Merck, be exchanged for ___ validly issued, fully paid, and non-assessable shares of Common Stock. A certificate or certificates representing such number of shares of Common Stock shall be issued to and in the name of Merck.

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          FIFTH. The board of directors of the corporation is expressly authorized to adopt, amend or repeal any bylaws of the corporation by resolutions duly adopted by a majority of the directors then in office (except that prior to the Trigger Date (defined below), the board of directors may not amend or repeal Section 2.10(d) of the Bylaws, or adopt any bylaws inconsistent therewith), but the stockholders entitled to vote may adopt additional bylaws and may amend or repeal any bylaw whether or not adopted by them at a meeting duly called for that purpose by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class. In addition to any other affirmative vote or written consent required by applicable law, this Article FIFTH may not be amended, modified or repealed except with the affirmative vote of holders of not less than sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the corporation entitled to vote generally on the election of directors, considered for purposes hereof as a single class.

          SIXTH. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

          SEVENTH.

          (a) The number of directors of the corporation shall be not less than three (3) nor more than fifteen (15), as may be fixed from time to time by resolutions duly adopted by the board of directors. Effective upon the day following the first day on which the Significant Stockholder(s) (as defined below) and their respective affiliates shall cease to beneficially own, in the aggregate, at least a majority of then issued and outstanding shares of Common Stock (such following day, the "Trigger Date"), the directors of the corporation shall by resolution divide the board into three classes, as nearly equal in number as reasonably possible, as determined by the board of directors, with the initial term of office of the first class of such directors to expire at the first annual meeting of stockholders thereafter, the initial term of office of the second class of such directors to expire at the second annual meeting of stockholders thereafter and the initial term of office of the third class of such directors to expire at the third annual meeting of stockholders thereafter, with each class of directors to hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election and until their successors have been duly elected and qualified or until their earlier resignation or removal. "Significant Stockholder" means Merck and any person or entity (i) that is designated by Merck or any other Significant Stockholder as a "Significant Stockholder" for purposes of this Certificate of Incorporation and (ii) to which Merck or such Significant Stockholder, as applicable, sells or otherwise transfers, in any transaction, shares of Common Stock representing at least twenty percent (20%) of the shares of Common Stock issued and outstanding at the time of such transaction.

          (b) Prior to the Trigger Date, any director may be removed from office with or without cause by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class. Effective upon and commencing as of the Trigger Date, a director may only be removed from office for cause and by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66 2/3%) of the voting power of


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all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class. Any vacancy occurring on the board of directors and any newly created directorship may only be filled by a majority of the remaining directors or by the sole remaining director in office. In the event of the death, resignation, retirement, removal or disqualification of a director during his or her elected term of office, his or her successor shall serve until the next stockholders' meeting at which directors of such class are elected, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. In addition to any other affirmative vote or written consent required by applicable law, this Article SEVENTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

     EIGHTH. Effective upon and commencing as of the Trigger Date and except as otherwise provided pursuant to provisions of the certificate of incorporation of the corporation (including any Preferred Stock Designation) fixing the powers, privileges or rights of any class or series of stock other than the Common Stock in respect of action by written consent of the holders of such class or series of stock, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

     Until the Trigger Date, the corporation shall be required to call a special meeting of stockholders promptly upon receipt by the corporation of a written request for a special meeting from stockholders holding at least a majority of the voting power of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors considered for purposes here as a single class. Any special meeting so requested shall be held on the date, at the time and for the purpose or purposes, set forth in the request therefor. Until the Trigger Date, special meetings of stockholders of the corporation may also be called by the Chairman, President or a majority of the board of directors pursuant to a resolution or resolutions stating the purpose or purposes thereof. Effective upon and commencing as of the Trigger Date, except as otherwise provided pursuant to provisions of the certificate of incorporation of the corporation (including any Preferred Stock Designation) fixing the powers, privileges or rights of any class or series of stock other than the Common Stock, special meetings of stockholders of the corporation of any class or series of capital stock for any purpose or purposes may be called only by the Chairman, President or a majority of the board of directors pursuant to a resolution stating the purpose or purposes thereof and, effective upon and commencing as of the Trigger Date, any power of stockholders to call a special meeting is specifically denied, and no business other than that stated in the notice shall be transacted at any special meeting.

     In addition to any other affirmative vote or written consent required by applicable law, this Article EIGHTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

     NINTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. No amendment,

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modification or repeal of this Article NINTH shall adversely affect any right or protection of a director with respect to events occurring prior to such amendment, modification or repeal.

     TENTH. Certain Transactions With Stockholders and Corporate Opportunities.

          (a) Certain Acknowledgments; Certain Fiduciary Duties.

     In anticipation (i) that the corporation will cease to be a wholly owned subsidiary of Merck, but that Merck will remain a stockholder of the corporation and have continued contractual, corporate and business relations with the corporation, and in anticipation that the corporation or its Affiliated Companies (as defined below in this Article TENTH) and Merck or its Affiliated Companies may enter into contracts and/or otherwise transact business with each other and that the corporation may derive benefits therefrom, (ii) that directors, officers and/or employees of Merck and/or of its Affiliated Companies may serve as directors and/or officers of the corporation, (iii) that Merck and/or its Affiliated Companies may engage in the same, similar or related lines of business as those in which the corporation or its Affiliated Companies, directly or indirectly, may engage or other business activities in each case that may overlap with or compete with those in which the corporation or its Affiliated Companies, directly or indirectly, may engage, and that Merck or its Affiliated Companies may compete with the corporation or its Affiliated Companies in any of such business lines and/or business activities and with respect to business opportunities relating to any such business lines and/or business activities, (iv) that the corporation or its Affiliated Companies may from time to time enter into or engage in contractual, business or other relationships with Merck or its Affiliated Companies, and (v) that, as a consequence of the foregoing, it is in the best interests of the corporation that the respective rights and duties of the corporation and of Merck and its Affiliated Companies, and the duties of the directors or officers of the corporation who are also directors, officers or employees of Merck or its Affiliated Companies, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for, both the corporation or its Affiliated Companies, on the one hand, and Merck or its Affiliated Companies, on the other hand, the provisions of this Article TENTH shall regulate and define the conduct of certain of the business and affairs of the corporation in relation to Merck and its Affiliated Companies. Any contractual, business or other relationship that does not comply with the procedures set forth in this Article TENTH, shall not by reason thereof be deemed void or voidable or unfair or result in any breach of fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the corporation or constitute derivation of any improper personal benefit, but shall be governed by the provisions of this Restated Certificate of Incorporation, the bylaws of the corporation, the DGCL and other applicable law.

          (b) Certain Agreements and Transactions Permitted.

     No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the corporation or any of its Affiliated Companies, on the one hand, and Merck or any of its Affiliated Companies, on the other hand, or between the corporation or any of its Affiliated Companies, on the one hand, and one or more of the directors or officers of the corporation who are also directors, officers or employees of Merck or any of its Affiliated Companies, on the other hand, or between the corporation and any of its Affiliated Companies shall be void or voidable or be considered to be unfair to the corporation solely for the reason that Merck, any such Affiliated Company, or any one or more of the officers or directors of the corporation, Merck, or any such Affiliated Companies are parties thereto, or because any such directors or officers

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are present at or participate in any meeting of the board of directors or committee thereof which authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), or because his, her or their votes are counted for such purpose. Further, no such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), or the performance thereof by the corporation or any of its Affiliated Companies or by Merck or any of its Affiliated Companies, shall be considered to be for any of the foregoing reasons contrary to (x) any fiduciary duty that Merck or any of its Affiliated Companies may owe to the corporation or to any stockholder of the corporation by reason of Merck or any of its Affiliated Companies being a controlling stockholder of the corporation or participating in the control of the corporation or of any of its Affiliated Companies; or (y) any fiduciary duty owed to the corporation or to any stockholder of the corporation by any director or officer of the corporation or of any of its Affiliated Companies who is also a director, officer or employee of Merck or any of its Affiliated Companies; and Merck, any of its Affiliated Companies, and such directors and officers of the corporation or any of its Affiliated Companies shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the corporation and shall be deemed not to have breached their duties of loyalty to the corporation or its stockholders, and not to have derived an improper personal benefit therefrom, if any of the following conditions shall have been satisfied:

     (i) such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) shall have been entered into before the corporation ceased to be a wholly owned subsidiary of Merck and continued in effect in respect of any such transaction or opportunity after such time; or

     (ii) the material facts as to the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) are disclosed or are known to the board of directors or the applicable committee thereof which authorizes or ratifies the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), and such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) is authorized, approved or ratified (a) by the affirmative vote of a majority of the members (even though less than a quorum) who are not Interested Persons (as hereinafter defined) in respect of such contract, agreement, arrangement, transaction, amendment, modification or termination; (b) by the affirmative vote of a majority of the members of a committee constituted solely of members who are not Interested Persons in respect of such contract, agreement, arrangement, transaction, amendment, modification or termination or (c) by one or more officers or employees of the corporation (including officers or employees of the corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the corporation) who in each case is not an Interested Person in respect of such contract, agreement, arrangement, transaction, amendment, modification or termination and to whom the authority to approve or ratify such contract, agreement, arrangement, transaction, amendment, modification or termination has been delegated either by the board of directors by the same affirmative vote required by subclause (a) of this subparagraph for authorization, approval or ratification of such contract, agreement, arrangement, transaction, amendment, modification or termination by the board of directors or by a committee of the board of directors constituted as provided by and acting by the same affirmative vote as required by subclause
(b) of this subparagraph for authorization, approval or ratification of such contract, agreement, arrangement, transaction, amendment, modification or termination by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such

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contract, agreement, arrangement, transaction, amendment, modification or termination has been so delegated; provided, however, that, before such authorization or approval or ratification, the material facts of the relationship between the corporation or such Affiliated Company thereof, on the one hand, and Merck or such Affiliated Company thereof, on the other hand, and the material facts as to such contract, agreement, transaction, amendment, modification or termination, as the case may be, were disclosed to or were known by the members of the board of directors or of such committee or the officer or officers or employee or employees who acted with respect to the authorization, approval or ratification of such contract, agreement, transaction, amendment, modification or termination, as the case may be; or

     (iii) the material facts as to the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) are disclosed to or are known by the holders of capital stock of the corporation entitled to vote thereon, and the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) is approved or ratified by vote of the holders of a majority of the shares of capital stock of the corporation (not owned by Merck or an Affiliated Company or any Interested Persons in respect of such transaction) entitled to vote thereon and who do vote thereon; or

     (iv) such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) is fair as to the corporation as of the time it is entered into by the corporation or any Affiliated Company thereof or authorized, approved or ratified by the board of directors, a committee thereof or the stockholders of the corporation.

     Neither Merck nor any of its Affiliated Companies, as a stockholder of the corporation or participant in control of the corporation, shall have or be under any fiduciary duty to refrain from entering into any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or to refrain from participating in any transaction that meets the requirements of any of clauses (i), (ii), (iii) or (iv), of the immediately preceding sentence and no director, officer or employee of the corporation or any of its Affiliated Companies who is also a director, officer or employee of Merck or any of its Affiliated Companies shall have or be under any fiduciary duty to the corporation to refrain from acting on behalf of the corporation or any of its Affiliated Companies in respect of any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or to refrain from performing any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) in accordance with its terms. Directors of the corporation who are also directors or officers of Merck or any of its Affiliated Companies may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof). Shares of capital stock of the corporation owned by Merck or any of its Affiliated Companies may be counted in determining the presence of a quorum at a meeting of stockholders which approves or ratifies the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof). Any person purchasing or otherwise acquiring any shares of capital stock of the corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article TENTH. The failure of any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the corporation or any of its Affiliated Companies, on the one hand, and Merck or any of its Affiliated Companies, on the other hand, to satisfy the requirements of this Article TENTH shall not, by itself, cause such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) to constitute any breach of any

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fiduciary duty to the corporation or to any of its Affiliated Companies, or to any stockholder or other owner of an equity interest therein, by any controlling stockholder of the corporation or such Affiliated Company thereof or by any director, officer or employee of the corporation.

          (c) Certain Corporate Opportunities.

     Merck and its Affiliated Companies shall have no duty to refrain from engaging in the same or similar activities or lines of business as the corporation or its Affiliated Companies, and except as provided below, neither Merck, its Affiliated Companies nor any officer, director or employee of Merck or any of its Affiliated Companies shall be liable to the corporation or stockholders of the corporation for breach of any fiduciary duty by reason of any such activities of Merck or its Affiliated Companies or of such person. In the event that Merck or any of its Affiliated Companies acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Merck or any of its Affiliated Companies and the corporation or any of its Affiliated Companies, neither Merck nor any of its Affiliated Companies shall have any duty to communicate or offer such corporate opportunity to the corporation or any of its Affiliated Companies and neither Merck nor any of its Affiliate Companies shall be liable to the corporation or to the stockholders of the corporation for breach of any fiduciary duty as a stockholder of the corporation by reason of the fact that Merck or any of its Affiliated Companies pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person (including to Merck or one or more of Merck's Affiliated Companies), or does not communicate information regarding such corporate opportunity to the corporation.

     In the event that a director or officer of the corporation or one or more of its Affiliated Companies, who is also a director or officer of Merck or one or more of its Affiliated Companies, acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the corporation or one or more of its Affiliated Companies and Merck or one or more of its Affiliated Companies, such director or officer shall have fully satisfied and fulfilled his or her fiduciary duty to the corporation and to the stockholders of the corporation with respect to such corporate opportunity, and shall not be liable to the corporation or the stockholders of the corporation for breach of any fiduciary duty by reason of the fact that Merck or any of its Affiliated Companies pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person (including to Merck or one or more of its Affiliated Companies) or does not communicate information regarding such corporate opportunity to the corporation, if such director or officer acts consistent with the following: a corporate opportunity offered to any person who is a director or officer of the corporation or one or more of its Affiliated Companies, and who is also a director or officer of Merck or one or more of its Affiliated Companies, shall belong to the corporation or its Affiliated Companies only if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the corporation or one or more of its Affiliated Companies, and if such opportunity is not expressly offered to such person solely in such capacity, the opportunity shall belong solely to Merck or one or more of its Affiliated Companies.

          (d) Certain Definitions.

     For purposes of this Article TENTH, the following definitions shall apply:

     "Affiliated Company" shall mean in respect of Merck, any company which is controlled by Merck, controls Merck or is under common control with Merck (other than the corporation and any company that is controlled by the

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corporation), and in respect of the corporation shall mean any company controlled by the corporation.

     "Interested Person" in respect of an agreement or transaction referred to in this Article TENTH shall mean any director, officer or employee of Merck or any of its Affiliated Companies and any person who has a financial interest that is material to such person in Merck or such Affiliated Company or otherwise has a personal financial interest that is material to such person in such agreement or transaction; provided, however, that no such financial interest shall be considered material by reason of a person's ownership of securities of Merck or any of its Affiliated Companies, if such ownership of securities has been determined in good faith not to be reasonably likely to influence such individual's decision on behalf of the corporation or any of its Affiliated Companies in respect of the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) either in the specific instance by, or pursuant to a policy adopted by, the board of directors of the corporation by the affirmative vote of a majority of the members (even though less than a quorum) who are not directors, officers or employees of Merck or any of its Affiliated Companies or a committee of the board of directors of the corporation constituted solely of members who are not directors, officers or employees of Merck or any of its Affiliated Companies by the affirmative vote of a majority of such committee.

     The provisions of this Article TENTH shall have no further force or effect as to Merck at such time as Merck and its Affiliated Companies shall first cease to own, in the aggregate, shares of capital stock representing at least twenty percent (20%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; provided, however, that such termination shall not terminate the effect of such provisions with respect to (i) any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the corporation or any of its Affiliated Companies and Merck or any of its Affiliated Companies that was entered into before such time or any transaction entered into in the performance of any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), whether entered into before or after such time, or (ii) any transaction between the corporation or any of its Affiliated Companies and Merck or any of its Affiliated Companies that was entered into before such time or (iii) the allocation of any opportunity between the corporation or any of its Affiliated Companies and Merck or any of its Affiliated Companies that first arose before such time.

     The provisions of this Article TENTH applicable to Merck (including the provision contained in this paragraph) shall apply to any Significant Stockholder (as if such entity were Merck).

     In addition to any other affirmative vote or written consent required by applicable law, this Article TENTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all outstanding shares of stock of the corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

     ELEVENTH. Section 203 of the Delaware General Corporation Law.

     Until the Trigger Date, the corporation shall not be governed by Section 203 of the Delaware General Corporation Law, as amended, or any successor statute ("Section 203"). Effective upon and commencing as of the Trigger Date, the corporation shall be governed by Section 203; provided that Section 203 shall not apply to any "business combination" with any "interested stockholder" (both as defined in Section 203) who was an

"interested stockholder" prior to the Trigger Date and who remains an "interested stockholder" thereafter at all times through the consummation of such business combination.

     In addition to any other affirmative vote or written consent required by applicable law, this Article ELEVENTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of stock of the corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

     TWELFTH. Incorporator

     The name and mailing address of the Incorporator are as follows:

          Name:                 Merck-Medco Managed Care, L.L.C.

          Mailing Address:      100 Parsons Pond Drive
                                Franklin Lakes, New Jersey 07417


     IN WITNESS WHEREOF, the Incorporator has caused this Certificate of Incorporation to be duly executed by an authorized officer of the Incorporator this ____ day of _____________, 2002.

                                        MERCK-MEDCO MANAGED CARE, L.L.C.



                                        By:
                                           ------------------------------
                                        Name:
                                        Title: